EXHIBIT 2.2

                         FIRST AMENDMENT


This First Amendment ("Amendment No. 1") is dated June 18, 2004 and is the first amendment to the PURCHASE AGREEMENT made and entered into as of the 16th day of June 2004, by and between Sunil Nariani, an individual, and GK INTELLIGENT SYSTEMS, INC., a Delaware corporation.

It is hereby agreed that paragraph 7.1 (a) shall be amended:

FROM
----
(a) Seller shall have executed and delivered documents to GKIG sufficient then and there to transfer record and beneficial ownership to GKIG of the Stellar Software Network Stock, consisting of an aggregate of one thousand (1,000) shares of common stock of Stellar Software Network;

TO
--
(a) Seller shall have executed and delivered documents to GKIG sufficient then and there to transfer record and beneficial ownership to GKIG of the Stellar Software Network Stock, consisting of an aggregate of one thousand (1,000) shares of common stock of Stellar Software Network. Such shares, shall be validly issued, the total shares outstanding, not pledged, totally unencumbered, fully paid, and non-assessable.

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It is further agreed that paragraph 7.1 (b) shall be amended as follows:

FROM
----
(f) GKIG shall have delivered to Seller the GKIG Shares in the name of Sunil Nariani as follows: an aggregate of one hundred ninety-one thousand dollars ($191,000) of GKIG Common Stock. The exact number of shares to be issued shall be determined by taking $ 191,000 and dividing that sum by the average closing Bid price for the five day trading period immediately prior to close.

TO
--

(b) GKIG shall have delivered to Seller the GKIG Shares in the name of Sunil Nariani as follows: an aggregate of one hundred ninety-one thousand dollars ($191,000) of GKIG Common Stock. The exact number of shares to be issued shall be determined by taking $ 191,000 and dividing that sum by the average closing Bid price for the five day trading period immediately prior to close. To the extent that the value of the consideration shares are less than $ 191,000 when the shares are registered either through a Registration Statement or under Rule 144, then such additional shares of Buyer's common stock shall be issued to Seller so that the value of the original shares plus the additional shares equals $ 191,000.

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It is further agreed that paragraph 8.2 shall be amended as follows:

FROM
----
8.2 Audited Financial Statements. Seller shall deliver financial statements developed under GAAP for a period agreeable to GKIG and by an auditing firm which shall be found acceptable by GKIG. The cost to develop these audited statements shall be borne by the respective parties to this transaction as follows: If this contemplated transaction Closes then both parties shall be responsible for half the cost (up to a maximum of $ 7,500 for the Seller) with the Seller able to pay his half of the cost by reducing the number of shares of GKIG stock being issued to him at Close so that the reduction in value of stock received is equal to his half of the audit cost. If this contemplated transaction does not Close, then GKIG shall be responsible for the entire cost.

TO
---
8.2 Audited Financial Statements. Seller shall deliver financial statements developed under GAAP for a period agreeable to GKIG and by an auditing firm which shall be found acceptable by GKIG. The cost to develop these audited statements shall be borne by the respective parties to this transaction as follows: If this contemplated transaction Closes then both parties shall be responsible for half the cost (up to a maximum of $ 7,500 for the Seller) with the Seller able to pay his half of the cost by reducing the number of shares of GKIG stock being issued to him at Close so that the reduction in value of stock received is equal to his half of the audit cost. If either party causes the transaction to not close then the party responsible shall pay the entire audit cost (up to a maximum of $ 7,500 for the Seller), with audited statements available to both parties.

All other terms and conditions shall remain the same.


IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the day and year first above written.

GK INTELLIGENT SYSTEMS, INC.



By: /s/ Gary Kimmons
   -------------------------
   Gary Kimmons
   President & CEO


SELLER


    /s/ Sunil Nariani
   --------------------------
   SUNIL NARIANI